                                Exhibit 10.15

                           BASIC LEASE INFORMATION
                             330 Townsend Street

Lease Date:                   January 5, 1999

Landlord:                     1301 Evans Street Associates, LLC.

Tenant:                       Object Products, Inc.

Address of Tenant:            330 Townsend Street, Suites 205 & 206
                              San Francisco, CA 94107

Contact for Tenant:           Name:   Skip Shaw
                              Phone:  415 495-4741, ext. 103
                              Fax:    415 495-4748

Premises:                     330 Townsend Street, Suites 205 & 206

The Building:                 330 Townsend Street
                              San Francisco, CA 94107

Rentable
Square Feet:                  2,840

Rent:                         $5,680.00 per month, $68,160 per year

Lease Term:                   Twelve (12) months

Commencement Date:            February 1, 1999


Expiration Date:              January 31, 2000

Use:                          General office purposes

Tenant's Expense
Share:                        4.50%

Security Deposit:             Equal to one month's rent. Note: the existing
                              deposit is $2,950.00, the difference will be $2,730.00.

Landlord's Broker:            CAC Real Estate Management Co., Inc.

Tenant Broker:                N/A

                               TABLE OF CONTENTS
                               -----------------

1.  PREMISES.....................................................          3
2.  TERM.........................................................          3
3.  DELIVERY OF POSSESSION.......................................          3
4.  BASE RENT....................................................          4
5.  SECURITY DEPOSIT.............................................          4
6.  TENANT'S SHARE OF INCREASED COSTS............................          5
7.  USE..........................................................          6
8.  COMPLIANCE WITH LAW..........................................          7
9.  ALTERATIONS..................................................          8
10. REPAIRS......................................................          8
11. ASSIGNMENT AND SUBLETTING....................................          9
12. INDEMNIFICATIONS.............................................         11
13. SERVICES AND UTILITIES.......................................         12
14. RULES AND REGULATIONS........................................         14
15. HOLDING OVER.................................................         14
16. ENTRY BY LANDLORD............................................         14
17. DAMAGE AND DESTRUCTION.......................................         15
18. DEFAULT BY TENANT............................................         15
19. LANDLORD'S REMEDIES ON DEFAULT BY TENANT.....................         16
20. EMINENT DOMAIN...............................................         16
21. ESTOPPEL CERTIFICATE.........................................         16
22. SALE.........................................................         17
23. BROKERS......................................................         17
24. FUTURE CONSTRUCTION WORK.....................................         17
25. GENERAL PROVISIONS...........................................         17

                                 OFFICE LEASE

                            Basic Lease Information
                            -----------------------

          THIS LEASE is entered into by and between the landlord and tenant specified in the Basic Lease information (hereinafter "Landlord" and "Tenant" respectively), who hereby agree as follows:


                            BASIC LEASE INFORMATION
                            -----------------------

Date:                                      January 5, 1999

Building:
                                           330 Townsend Street, San Francisco,
                                           CA 94107

Landlord:                                  1301 Evans Street Associates, LLC.

Landlord's Address For Notices:            1301 Evans Street Associates, LLC.
                                           c/o CAC REAL ESTATE MANAGEMENT CO.,
                                           INC. 330 Townsend Street, Suite 107B
                                           San Francisco, CA 94107 Attention:
                                           Deidre Gee
                                           Telephone: (415) 541-9991
                                           Facsimile: (415) 541-9992

Tenant:                                    Object Products, Inc.

Tenant's Address:                          330 Townsend Street, Suites 205 & 206
                                           San Francisco, CA 94107
                                           Attention: Skip Shaw
                                           Phone: 415 495-4741, ext. 103
                                           Fax:   415 495-4748

Tenant's Address Prior to Occupancy:       330 Townsend Street, Suites 205 & 206
                                           San Francisco, CA 94107
                                           Attention: Skip Shaw
                                           Phone: 415 495-4741, ext. 103
                                           Fax:   415 495-4748

Section        Page
-------        ----
1.01           2      Premises:                                    Rentable
                      ---------                                    Square
                                                       Suites      Footage
                                                       ------      -------
                                                       205 & 206   2,840

2.01           2      Term:                            Twelve (12) Months
                      ----

2.01           2      Scheduled Date for Tender of     February 1, 1999
                      ----------------------------
                      Possession of the Premises:
                      --------------------------
2.01           2      Commencement Date:               February 1, 1999
                      -----------------

2.01           2      Expiration Date:                 January 31, 2000
                      ---------------

4.01           2      Base Rent:                       $5,680.00
                      ---------
                                                       Five Thousand Six
                                                       Hundred Eighty Dollars
4.03           3      Advance Base Rent:               $5,680.00
                      -----------------
                                                       Five Thousand Six
                                                       Hundred Eighty Dollars
5.01           3      Security Deposit:                $2,730.00 Note: Tenant
                      ----------------                 has existing deposit of
                                                       $2,950.00. The total
                                                       amount is equal to
                                                       $5,680.00.

6.01           3      Tenant's Expense Share:          4.50%
                      ----------------------

6.04           3      Tenant's Tax Share:              4.50%
                      ------------------

6.04           3      Base Year:                       1999
                      ---------


                                          ATTACHMENTS: Exhibit A - Floor Plan
                                                       Exhibit B - Rules and
                                                       Regulations


Each reference in this Lease to any of the Basic Lease Information shall mean the respective information hereinabove set forth and shall be construed to incorporate all of the terms provided under the particular Lease section pertaining to such information. In the event of any conflict between any Basic Lease Information and this Lease, the latter shall control.

                                 1.   PREMISES

          1.1. Premises. Landlord leases to Tenant and Tenant leases from
               --------
Landlord those certain premises (the "Premises"), located in the building (the "Building") identified in the Basic Lease Information, and shown on the floor plan attached hereto as Exhibit "A" and incorporated herein by reference. The Premises contain the area specified in the Basic Lease Information, and Tenant accepts the area as specified in the Basic Lease Information as the area of the Premises and such area shall not be subject to recalculation. The exterior walls of the Building and any space in the Premises used for shafts, stacks, pipes, conduits, ducts, electric or other utilities, or other Building facilities, and the use thereof and access thereto through the Premises for the purposes of operation, maintenance and repairs, are reserved to Landlord.

          1.2. Floor Plan. The purpose of Exhibit "A" is to show the approximate
               ----------
location of the Premises in the Building only, and such Exhibit is not meant to constitute an agreement as to the construction or rentable area of the Premises, or the specific location of elements of the Common Areas, or of the accessways to the Premises or the Building. Landlord reserves the right, at any time and from time to time, to construct other improvements in the Building and to enlarge, make alterations in or make additions to, the Building. The Building, the land upon which the Building stands and the land and improvements surrounding the Building and designated from time to time by Landlord as land or common areas appurtenant to the Building (the "Common Areas"), together with the utilities, facilities, drives, walkways and other amenities appurtenant to or servicing the Building, are herein sometimes collectively called the "Real Property."

                                   2.   TERM

          2.1. Term. The term of this Lease (the "Term") shall commence on that
               ----
date (the "Commencement Date") which is the earlier to occur of the date of substantial completion of any Tenant Improvements to be constructed by Landlord in accordance with this Lease, or the date on which Tenant accepts possession of the Premises. Unless sooner terminated as hereinafter provided, the Term shall end on the "Expiration Date" specified in the Basic Lease Information. If Landlord does not tender possession of the Premises to Tenant in the condition required by this Lease on or before the Scheduled Date for Tender of Possession, for any reason whatsoever, Landlord shall not be rendered liable for any damage thereby and this Lease shall not be rendered void or voidable thereby, but Tenant shall not be liable for any rent until such time as Landlord tenders possession of the Premises to Tenant in the condition required by this Lease. No failure to tender possession of the Premises on or before the Scheduled Date for Tender of Possession shall: (a) in any way affect any other obligations of Tenant hereunder, or (b) extend the Term Expiration Date. Once the Commencement Date has been determined, Landlord shall forward a notice to Tenant stating the Commencement Date.

                          3.   DELIVERY OF POSSESSION


          3.1  Condition of Premises On Delivery. Landlord shall deliver
               ---------------------------------
    possession of the Premises to Tenant, and Tenant shall accept the same, in its "AS IS" condition. Tenant agrees that Landlord has no obligation and has made no promise to alter, remodel, improve, or repair the Premises or any part thereof or to repair, bring into compliance with applicable laws, or improve any condition existing in the Premises as of the Commencement Date. Tenant agrees that neither Landlord nor any of Landlord's employees or agents has made any representation or warranty as to the present or future suitability of the Premises for the conduct of Tenant's business therein. Any improvements or personal property located in the Premises are delivered without any representation or warranty from Landlord, either express or implied, of any kind, including merchantability or suitability for a particular.

                                4.   BASE RENT

          4.1. Base Rent. Beginning on the Commencement Date, Tenant shall pay
               ---------
to Landlord for the Premises the sum specified in the Basic Lease Information as "Base Rent." Base Rent shall be payable in equal monthly installments on or before the first day of the Term and on or before the first day of each and every successive calendar month thereafter during the Term. If the Term commences on a day other than the first day of a calendar month, then the monthly Base Rent for such fractional month shall be prorated on a daily basis based upon a thirty (30) day calendar month. Base Rent shall be paid to Landlord, without any prior demand and without any deduction or offset whatsoever, in lawful money of the United States of America at the address for Landlord specified in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate by notice to Tenant.

          4.2. Additional Charges. Tenant shall pay to Landlord as additional
               ------------------
rent all fees, costs, expenses, charges, and other amounts required to be paid by Tenant under this Lease other than Base Rent ("Additional Charges"). Additional Charges shall be payable to Landlord at the place where the Base Rent is payable. Landlord shall have the same remedies for a default in the payment of Additional Charges as for a default in the payment of Base Rent. The terms "Base Rent" and "Additional Charges" are sometimes collectively referred to herein as "Rent."

          4.3. Advance Base Rent. In addition, upon execution of this Lease,
               -----------------
Tenant shall pay to Landlord the sum specified in the Basic Lease Information as "Advance Base Rent." Advance Base Rent shall be applied to the first amounts of Base Rent due under this Article 4.

          4.4. Late Charge. Tenant acknowledges that late payment by Tenant to
               -----------
Landlord of Rent or any other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any note secured by any encumbrance covering the Premises. Therefore, if any installment of Rent or any other sum due from Tenant is not received by landlord when due, Tenant shall pay to Landlord on demand an additional sum equal to ten percent (10%) of the overdue amount as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of such late payment by Tenant.

          4.5. Specified Interest Rate. All delinquent rent and/or other sums
               -----------------------
due Landlord under the terms of this Lease shall bear interest from the date due until paid, at eighteen percent (18%) per annum, not to exceed, however, the maximum rate permitted by law (the "Specified Rate").

                             5.   SECURITY DEPOSIT

          5.1. Security Deposit. Concurrently with the execution and delivery of
               ----------------
this Lease by Tenant, Tenant shall deposit with Landlord the sum specified in the Basic Lease Information as the "Security Deposit." The Security Deposit shall be held by Landlord as security for the performance by Tenant of all of the covenants of this Lease to be performed by Tenant, including, without limitation, defaults by Tenant in the payment of rent, the repair of damage to the Premises caused by Tenant, and the cleaning of the Premises upon termination of the tenancy created hereby, and to reimburse Landlord for the unamortized cost (over the Term) of any improvements constructed, and expenses incurred, by Landlord in connection with entering into this Lease. If Tenant defaults with respect to any provision of this Lease, including, without limitation, provisions relating to the payment of Rent, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any Rent or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used, applied or retained, Tenant shall within five (5) days after demand from Landlord, deposit funds with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Landlord shall not be required to keep the Security Deposit separate from its general funds, no trust relationship shall be created with respect to the Security Deposit and Tenant shall not be entitled to interest on the Security Deposit. If Tenant fully and faithfully performs every provision of this Lease, the remaining balance of the Security Deposit, if any, shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) within thirty (30) days after the Expiration Date. In the event of termination of Landlord's interest in this Lease, Landlord may transfer the Security Deposit to Landlord's successor in interest and, upon such transfer, Landlord shall be relieved of any and all liability for or obligation with respect to the Security Deposit. Tenant shall look solely to such successor in interest of Landlord for return of the remaining balance, if any, of the Security Deposit.

                    6.   TENANT'S SHARE OF INCREASED COSTS

          6.1. General. During the Term, Tenant shall pay to Landlord as
               -------
Additional Charges (i) Tenant's Expense Share (as defined below) of the total dollar increase, if any, in Expenses (as defined below) attributable to each Computation Year (as defined below) over Base Expenses (as defined below), and
(ii) Tenant's Tax Share (as defined below) of the total dollar increase, if any, in Taxes (as defined below) attributable to each Computation Year over Base Taxes (as defined below).

          6.2. Estimated Payments. During the last month of each Computation
               ------------------
Year or as soon thereafter as practicable, Landlord shall give to Tenant notice of Landlord's estimate of the amounts payable by Tenant under Section 6.1 for the following Computation Year. On or before the first day of each month during the following Computation Year, Tenant shall pay to Landlord one-twelfth (1/12th) of such estimated amounts, provided that if Landlord fails to give such notice in the last month of the prior Commencement Year, then Tenant shall continue to pay on the basis of the prior year's estimate until the first day of the calendar month next succeeding the date such notice is given by Landlord. If at any time or times Landlord determines that the amounts payable under Section
6.1 for the current Computation Year will vary from its estimate given to Tenant, Landlord, by notice to Tenant, may revise its estimate for such Computation Year, and subsequent payments by Tenant for such Computation Year shall be based upon such revised estimate.

          6.3. Annual Reconciliation. Following the end of each Computation
               ---------------------
Year, Landlord shall deliver to Tenant a statement of amounts payable under
Section 6.1 for such Computation Year (the "Annual Statement"). If the Annual Statement shows an amount owing by Tenant that is less than the payments for such Computation Year previously made by Tenant, and if no Event of Default (as define din Section 18.1) is outstanding at the time the Annual Statement is delivered, Landlord shall credit such amount to the next payments of Base Rent falling due under this Lease. If the Annual Statement shows an amount owing by Tenant that is more than the estimated payments for such Computation Year previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of the Annual Statement. The respective obligations of Landlord and Tenant under this Section 6.3 shall survive the Expiration Date, and, if the Expiration Date is a day other than the last day of a Computation Year, the increase in Base Rent pursuant to Section 6.1 for the Computation Year preceding the Expiration Date bears to 360. Following the expiration or termination of this Lease, Landlord may deliver to Tenant an estimate of the final statement for such partial calendar year. If Tenant's Expense Share and/or Tenant's Tax Share for such partial calendar year as shown on such estimated statement is greater than the total amount of Expenses and Taxes actually paid by tenant during such partial calendar year, Landlord shall have the right to deduct the amount of the deficiency from any Deposit held by Landlord. If there is no Deposit, or if all of such Deposit has previously been applied by Landlord, Tenant shall, within fifteen (15) days after receipt of such estimated final statement, pay to landlord the amount of the deficiency. If Tenant's share of any Expenses and/or taxes as shown on the final statement is greater or less than the total amount of Expenses and Taxes actually paid by Tenant during the year covered by the final statement, then within fifteen (15) days after receipt of the statement, the appropriate party shall pay to the other party any sums owed.

          6.4. Definitions. As used in this Lease, the following terms shall
               -----------
have the meanings specified below:


               (a) "Base Expenses" shall mean the amount of Expenses for the Base Year.

               (b)  "Base Taxes" shall mean the amount of Taxes for the Base
Year.

               (c) "Base Year" shall mean the calendar year specified in the Basic Lease Information.

               (d) "Computation Year" shall mean each twelve (12) consecutive month period commencing January 1st of each year during the Term following the Base Year.

               (e) "Expenses" shall mean all costs and expenses paid or incurred by Landlord in connection with the ownership, management, operation, maintenance and repair of the Building, including, without limitation, the costs and expenses identified in Exhibit "B" hereto.

               (f) "Taxes" (and "Tax" individually) shall have the meaning given the term in Exhibit "B' hereto.

               (g) "Tenant's Expense Share" shall mean the percentage figure so specified in the Basic Lease Information. This percentage figure has been obtained by dividing the rentable area of the Premises by the total rentable area of the office space in the Building.

               (h) "Tenant's Tax Share" shall mean the percentage figure so specified in the basic Lease Information. This percentage figure has been obtained by dividing the rentable area of the Premises by the total rentable area of the Building.

          6.5. Additional Taxes. In addition to Tenant's Tax Share Tenant shall
               ----------------
reimburse Landlord upon demand for any and all taxes, surcharges, levies, assessments, fees and charges payable by Landlord, whether now customary or within the contemplation of the parties hereto: (a) upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or the cost or value of any leasehold improvements, regardless of whether title to such improvements shall be in Tenant's or Landlord's name; (b) upon, or measured by, any rent or other amounts payable hereunder, including, without limitation, any gross income tax, gross receipts tax or excise tax levied by the City and County of San Francisco, the State of California, the federal government of the United States or any other governmental body with respect to the receipt of such rent or other amounts; (c) upon, or with respect to, the possession, leasing, operation, management, alteration, repair, restoration, use or occupancy by Tenant of the Premises or any portion thereof; or (d) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

                                   7.   USE

          7.1. Use.
               ---

               (a) The Premises shall be used for general office purposes only, except as limited by Section 7.1(b), and, subject to the terms of this Lease, uses incidental thereto, and shall be used for no other purpose without the prior written consent of Landlord. The use of an existing kitchen facility located in the Premises, subject to the terms of this Lease, is deemed an incidental use.

               (b) Tenant may not use any part or all of the Premises for any retail operations; a medical or dental office; an office providing any type of psychological, parole, drug or employment counseling; telemarketing operations; consulate, foreign mission or trade office; government or regulatory agency office; educational institution with classrooms, or similar uses. Solicitations or promotions by Tenant to other tenants in the Building are prohibited.

          7.2. Prohibitions. Tenant shall take no action, nor permit any action
               ------------
to be taken, in or about the Premises that will in any way injure, annoy, obstruct or interfere with the rights of other tenants or occupants of the Building. Tenant shall neither commit nor suffer to be committed any waste in, on or upon the Premises.

          7.3. Common Areas. Tenant shall have a non-exclusive right to use the
               ------------
Common Areas, provided, however, that Tenant's use of the Common Areas shall be subject to such rules and regulations as Landlord shall make from time to time.

          7.4. Hazardous Substances. Tenant shall not keep, use or permit to be
               --------------------
kept or used on the Premises any flammable fluids, toxic or hazardous materials (other than reasonable amounts of such materials necessary for the operation of Tenant's business in the Premises) or explosives without the prior written consent of Landlord. The covenants contained herein shall survive the expiration or earlier termination of the Lease.

          7.5. Services. All services to be provided to the Premises including,
               --------
without limitation, moving, messenger and catering services shall be subject to Landlord's approval, which approval may be withheld in Landlord's sole discretion. Landlord shall have the right at any time to exclude any or all messenger services from the Building.

                           8.   COMPLIANCE WITH LAW

          8.1. Compliance. Tenant shall not use the Premises or permit anything
               ----------
to be done in or about the Premises which will in any way conflict (a) with any law, statute, ordinance or governmental rule or regulation now in force or hereafter enacted or promulgated, or (b) with any provision of any declaration of covenants, conditions and restrictions, or other rules that now or hereafter affect the Premises, the Building, or any portion of either (collectively, "CC&R's"). Tenant shall, at its sole expense, promptly comply with (i) all laws, statutes, ordinances and governmental rules, regulations or requirements now or hereafter in force (including, without limitation, the Americans With Disabilities Act), and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted, relating to or affecting the condition, use or occupancy of the Premises, and (ii) with all CC&R's.

                               9.   ALTERATIONS

          9.1.  General. Tenant shall neither make nor cause to be made any
                -------
alterations, additions or improvements (collectively, "Alterations") in, on or to any portion of the Building or the Common Areas outside the interior of the Premises. Tenant shall neither make nor permit to be made any Alterations to or of all or any part of the Premises, or attach any fixtures or equipment to the Premises, without Landlord's prior approval. If Tenant desires that any Alterations be made, Tenant shall provide Landlord with all information required so as to permit Landlord's architect to produce reasonably detailed plans and specifications for the proposed Alterations. All costs of preparing and modifying the plans shall be reimbursed by Tenant upon demand.

          9.2.  Construction. If Landlord approves the plans and specifications,
                ------------
the Alterations shall be constructed in strict accordance with such plans and specifications by Landlord, or at Landlord's option, by a contractor selected by Tenant and approved by Landlord. In either event, all Alterations shall be made at Tenant's sole expense, and Tenant shall reimburse Landlord for all expenses incurred by Landlord with respect to such Alterations, including, without limitation, a reasonable charge for Landlord's overhead, if such Alterations are made by Landlord, or a reasonable charge for Landlord's cost of inspecting the Alterations prior to or upon their completion, if such Alterations are made by Tenant's contractor. Tenant shall reimburse Landlord for all such expenses within ten (10) days after receipt of any invoice from Landlord. If the Alterations which Tenant causes to be constructed result in Landlord being required to make any alterations and/or improvements to other portions of the Building including structural members in order to comply with any applicable statutes, laws, ordinances, regulations, rules, orders or requirements (e.g., ordinances intended to provide full access to handicapped persons), then Tenant shall reimburse Landlord upon demand for all costs and expenses incurred by Landlord in making such alterations and/or improvements. Any Alterations made by Tenant shall remain on and be surrendered with the Premises upon the expiration or sooner termination of the Term, except Tenant shall, upon demand by Landlord, at Tenant's sole cost and expense, forthwith and with all due diligence remove all or any portion of any alterations made by Tenant which are designated by Landlord to be removed, and Tenant shall forthwith and with all due diligence, and at its sole cost and expense, repair and restore the Premises to their original condition, reasonable wear and tear excepted.

          9.3.  Labor Relations. No construction, alteration, addition,
                ---------------
improvement or decoration of the Premises by Tenant shall interfere with the harmonious labor relations in existence in the Building, and should such interference occur all such work shall be halted immediately until such time as construction can proceed without any such interference.

          9.4. Indemnity. Tenant shall indemnify Landlord against any and all
               ---------
loss, cost, damage, injury and expense arising out of or in any way related to claims for work or labor performed, or materials or supplies furnished, in or at the request of Tenant or in connection with performance of any work done for the account of Tenant in the Premises, the Common Areas or the Building, whether or not Tenant obtained Landlord's permission to have such works done, labor performed, or materials or supplies furnished.

                                 10.  REPAIRS

          10.1. Tenant's Obligations. Tenant shall, at all times during the
                --------------------
Term, and at Tenant's sole expense, keep all of the Premises in good condition and repair, except for ordinary wear and tear or damage by fire, earthquake, act of God or the elements. Tenant waives all rights to make repairs at the expense of Landlord or in lieu of such repairs to vacate the Premises as provided by California Civil Code Sections 1941 and 1942 or any other law, statute or ordinance now or hereafter in effect. Tenant shall at the end of the Term surrender the Premises to landlord in the same condition as when received, except for ordinary wear and tear, damage by fire, earthquake, act of God or the elements, and Alterations approved by Landlord.

     10.2.  Landlord's Obligations. Landlord shall not be liable for any failure
            ----------------------
to make any such repairs or to perform any such maintenance unless Landlord receives notice of the need for such repairs or maintenance from Tenant and fails to make such repairs or perform such maintenance within a reasonable period of time following such notice by Tenant. Rent shall not abate nor shall Landlord be liable as a result of any injury to or interference with Tenant's business arising from the making of any repairs, or the performance of any maintenance, in or to any portion of the Building or the Premises.

     10.3.  Liens. Tenant shall keep the Premises and the building free from any
            -----
liens arising out of any act or omission of Tenant, including, without limitation, any work performed, materials furnished or obligations incurred by Tenant. Landlord shall have the right to post and keep posted on the Premises any notices that may be provided by law or that the Landlord may deem to be proper for the protection of Landlord, the Premises and the Building, from such liens. Tenant shall give to Landlord at least fifteen (15) days prior notice of the date of commencement of any Alterations on the Premises in order to permit the posting of such notices by Landlord.

                        11.  ASSIGNMENT AND SUBLETTING

     11.1.  General Rule Regarding Tenant Transfer Transactions.
            ---------------------------------------------------

            (a) Tenant will not assign, mortgage or hypothecate this Lease, or any interest therein, or permit the use of the Premises by any person or persons other than the Tenant, or sublet the Premises, or any part thereof, without the prior written consent of Landlord. Consent to any such assignment or sublease shall not operate as a waiver of the necessity for a consent to any subsequent assignment or sublease, and the terms of such consent shall be binding upon any person holding by, under or through Tenant. Notwithstanding anything in this Lease to the contrary, Tenant shall be permitted to assign this Lease or sublet all or a portion of the Premises to any entity (each a "Tenant Affiliate") that is controlled by Tenant without requiring the consent of Landlord, provided Tenant shall give written notice of such transfer to Landlord prior to its effective date and shall comply with the other terms of this Article 11. Any assignment or subletting by said Tenant Affiliate shall be subject to the terms of this Article 11.

            (b) If Tenant desires to assign its interest in this Lease or to sublease all or any part of the Premises, Tenant shall notify Landlord in writing at least thirty (30) days in advance of the proposed transaction. This notice shall be accompanied by: (i) a statement setting forth the name and business of the proposed assignee or subtenant; (ii) a copy of the proposed form of assignment or sublease (and any collateral agreements) setting forth all of the material terms and the financial details of the sublease or assignment (including, without limitation, the term, the rent and any security deposit, "key money," and amounts payable for Tenant's Property and the common use of any personnel or equipment); (iii) financial statements and other information requested by Landlord relating to the proposed assignee or subtenant; and (iv) any other information concerning the proposed assignment or sublease which Landlord may reasonably request. If Tenant proposes to assign this Lease or sublet all or substantially all of the Premises, Landlord shall have the right, in its sole and absolute discretion, to terminate this Lease on written notice to Tenant within thirty (30) days after receipt of Tenant's notice and the information described above or the receipt of any additional information requested by Landlord. If Landlord elects to terminate this Lease, this Lease shall terminate as of the effective date of the proposed assignment or commencement of the term of the proposed sublease as set forth in Tenant's notice, and Landlord shall have the right (but no obligation) to enter into a direct lease with the proposed assignee or subtenant. Tenant may withdraw its request for Landlord's consent at any time prior to, but not after, Landlord delivers a written notice of termination.

            (c) If Landlord elects not to terminate this Lease pursuant to
Section 11.1(b) above, or if a proposed sublease is for less than substantially all of the Premises, Landlord shall not unreasonably withhold its consent to an assignment or subletting. (For purposes of this Article 11, an assignment shall not include an assignment for security purposes, which shall only be permitted with the prior consent of Landlord in its sole and absolute discretion). Tenant agrees that the withholding of Landlord's consent shall be deemed reasonable if all of the following conditions are not satisfied :

                (i) The proposed assignee or subtenant shall use the Premises only for the permitted use, and the business of the proposed assignee or subtenant is consistent with the other uses and the standards of the Building, in Landlord's reasonable judgment.

                (ii) The proposed assignee or subtenant is reputable and has a net worth not less than the net worth of Tenant on the execution of this Lease, has a credit rating reasonably acceptable to Landlord, and otherwise has sufficient financial capabilities to perform all of its obligations under this Lease or the proposed sublease, in Landlord's reasonable judgment.

                (iii) Neither the proposed assignee or subtenant nor any person or entity that directly or indirectly controls, is controlled by, or is under common control with, the proposed assignee or subtenant is a party (including, without limitation, an existing occupant of any part of the Building) to whom Landlord has, during the six (6) month period prior to the delivery of Tenant's written notice, marketed space in the Building that would generally fit such party's leasing requirements.

                (iv) Tenant is not in default and has not committed acts or omissions which with the running of time or the giving of notice or both would constitute a default under this Lease.

                (v) All of the other terms of this Article 11 are complied with.

The conditions described above are not exclusive and shall not limit or prevent Landlord from considering additional factors in determining if it should reasonably withhold its consent.

            (d) Each permitted assignee, transferee or subtenant, other than Landlord, shall assume and be deemed to have assumed this Lease and shall be and remain liable jointly and severally with Tenant for the payment of the rent and for the due performance or satisfaction of all of the provision, covenants, conditions and agreements herein contained on Tenant's part to be performed or satisfied. Regardless of Landlord's consent, no subletting or assignment shall release or alter Tenant's obligation or primary liability to pay the rent and perform all other obligations under this Lease. No permitted assignment or sublease shall be binding on Landlord unless such assignee, subtenant or Tenant shall deliver to Landlord a counterpart of such assignment or sublease which contains a covenant of assumption by the assignee or subtenant, but the failure or refusal of the assignee or subtenant to execute such instrument of assumption shall not release or discharge the assignee or subtenant from its liability as set forth above.

            (e) If Tenant is a partnership, a transfer of the interest of any general partner, a withdrawal of one or more general partner(s) from the partnership, or the dissolution of the partnership, shall be deemed to be an assignment of this Lease. If Tenant is currently a partnership (either general or limited), joint venture, co-tenancy, joint tenancy or an individual, the conversion of the Tenant entity or person into any type of entity which possesses the characteristics of limited liability such as, by way of example only, a corporation, a limited liability company, limited liability partnership, or limited liability limited partnership, shall be deemed an assignment for purposes of this Lease. If Tenant is a corporation or limited liability company, unless Tenant is a public corporation, that is to say, a corporation whose stock is regularly traded on a national stock exchange, or is regularly traded in the over-the-counter market and quoted on NASDAQ, any merger, consolidation, or other reorganization of Tenant, or the sale or other transfer of any of the voting stock or membership interests of Tenant in one or more transactions that in the aggregate results in a transfer of forty-five percent (45%) or more of the voting equity or membership interest(s) in Tenant, or the sale or other transfer of substantially all of the assets of Tenant, shall be deemed to be an assignment of this Lease.

            (f) Any notice by Tenant to Landlord pursuant to this Article 11 of a proposed assignment or sublease shall be accompanied by a payment of $750 as a non-refundable fee for the processing of Tenant's request for Landlord's consent. In addition to said fee, Tenant shall reimburse Landlord for reasonable attorneys' fees incurred by Landlord in connection with such review and the preparation of documents in connection therewith. Tenant shall pay to Landlord monthly on or before the first (1st) of each month one-half (1/2) of the rent or other consideration received from such assignee(s) or subtenant(s) over and above the concurrent underlying rent payable by Tenant to Landlord for that portion of the Premises being assigned or sublet, and after deduction for the amortized portion of the reasonable expenses actually paid by Tenant to unrelated third parties for brokerage commissions, legal fees, tenant improvements to the Premises, or design fees incurred as a direct consequence of the assignment or sublease. Tenant shall furnish Landlord with a true signed copy of such assignment(s) or sublease(s) and any supplementary agreements or amendments thereto, within five (5) days after their respective execution..

                        12.  INDEMNIFICATION/INSURANCE

     12.1.  Waiver of Liability. Landlord shall not be liable to Tenant, and
            -------------------
Tenant hereby waives all claims against Landlord, for any damage to or loss or theft of any property or for any bodily or personal injury, illness or death of any person in, on or about the Premises or the Building arising at any time and from any cause whatsoever, except to the extent caused by the gross negligence or willful misconduct of Landlord. In no event shall Landlord be liable for any consequential or punitive damages (including, but not limited to, damage or injury to persons, property and the conduct of Tenant's business and any loss of revenue therefrom).

     12.2.  Indemnity. Tenant shall indemnify and defend Landlord against and
            ---------
hold Landlord harmless from all claims, demands, liabilities, damages, losses, costs and expenses, including reasonable attorneys' fees and disbursements, arising from or related to any use or occupancy of the Premises, or any condition of the Premises, or any default in the performance of Tenant's obligations, or any damage to any property (including property of employees and invitees of Tenant) or any bodily or personal injury, illness or death of any person (including employees and invitees of Tenant) occurring in, on or about the Premises or any part thereof arising at any time and from any cause whatsoever (except to the extent caused by the gross negligence or willful misconduct of Landlord) or occurring in, on or about any part of the Building other than the Premises when such damage, bodily or personal injury, illness or death is caused by any act or omission of Tenant or its agents, officers, employees, contractors, invitees or licensees. This Section 12.2 shall survive the termination of this Lease with respect to any damage, bodily or personal injury, illness or death occurring prior to such termination.

     12.3.  Subrogation. The parties release each other, and their respective
            -----------
authorized representatives, from any claims for injury to any person or damage to the Premises, fixtures, personal property, Tenant's improvements and alterations of either Landlord or Tenant in or on the Premises or the building that are caused by or result from risks insured against under any insurance policies carried or required to be carried by the parties. Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by such policy.

     12.4.  Insurance. Tenant shall, at all times during the Term of this Lease
            ---------
and at Tenant's sole cost and expense, obtain and keep in force workers' compensation insurance as required by law, including an employers' liability endorsement; business interruption insurance in an amount equal to all rent payable under this Lease for a period of twelve (12) months (at the then current rent charged); and commercial general liability insurance, including contractual liability (specifically covering this Lease), fire legal liability, and premises operations, with a minimum combined single limit of Two Million Dollars ($2,000,000) per occurrence for bodily or personal injury to, illness of, or death of persons and damage to property occurring in, on or about the Premises or the Building. Tenant shall, at Tenant's sole cost and expense, be responsible for insuring Tenant's furniture, equipment, fixtures, computers, office machines and personal property ("Tenant's Property").

     12.5.  Policy Requirements. Each policy shall expressly provide that the
            -------------------
policy shall not be canceled or altered without thirty (30) days' prior written notice to Landlord and shall remain in effect notwithstanding any such cancellation or alteration until such notice shall have been given to Landlord and such period of thirty (30) days shall have expired. All liability insurance shall name Landlord and any other parties designated by Landlord as an additional insured, shall be primary and noncontributing with any insurance which may be carried by Landlord, shall afford coverage for all claims based on any act, omission, event or condition that occurred or arose (or the onset of which occurred or arose) during the policy period, and shall expressly provide that Landlord, although named as an insured, shall nevertheless be entitled to recover under the policy for any loss, injury or damage to Landlord. Upon the issuance thereof, Tenant shall deliver each such policy or a certified copy and a certificate thereof to Landlord for retention by Landlord. If Tenant fails to insure or fails to furnish to Landlord upon notice to do so any such policy or certified copy and certificate thereof as required, Landlord shall have the right from time to time to effect such insurance for the benefit of Tenant or Landlord or both of them and all premiums paid by Landlord shall be payable by Tenant as additional rent on demand.

                          13.  SERVICES AND UTILITIES

     13.1.  General. So long as Tenant is not in default in the performance of
            -------
its obligations under this Lease, Landlord shall:

            (a) Operate or cause the operation in season of the heating, ventilating and air-conditioning ("HVAC") system serving the Premises during the ordinary business hours specified in the rules and regulations attached hereto as Exhibit "C" and incorporated herein by reference ("Ordinary Business Hours"), at such temperatures and in such amounts as Landlord deems appropriate, in its sole discretion. Any HVAC provided by Landlord to Tenant during other than Ordinary Business Hours shall be furnished only upon at least twenty-four (24) hours prior written request of Tenant and Tenant shall pay Landlord's customary charges for such services. Tenant shall also be responsible for and shall pay Landlord any additional costs (including, without limitation, the costs of installation of additional HVAC equipment, if required by Landlord) incurred because of the failure of the HVAC system to perform its function due to (i) arrangement of partitioning in the Premises or changes or alterations, thereto,
(ii) or from any use of heat-generating machinery or equipment, or (iii) from occupancy of the Premises exceeding one person per one hundred (100) square feet of rentable area, of (iv) from failure of Tenant to keep all HVAC vents within the Premises free of obstruction. Landlord, its contractors and agents throughout the Term, shall have free access to any and all mechanical installations of Landlord or Tenant, including, without limitation, air-cooling, fan, ventilating and machine rooms and electrical and telephone closets; and there shall be no construction of partitions or other obstructions which may interfere with Landlord's free access thereto, or interfere with the moving of Landlord's equipment to and from the enclosures containing such installations. Neither Tenant, nor its agents, employees or contractors shall at any time enter such enclosures or tamper with, adjust, touch or otherwise in any manner affect such mechanical installations.

            (b) Subject to any applicable provisions of Title 24 of the California Administrative Code or any similar governmental, municipal or public utility rules or regulations governing energy consumption, make, or cause to be made, customary arrangements with public utilities and/or public agencies to furnish electric current to the Premises for Tenant's use during Ordinary Business Hours, in amounts Landlord deems appropriate, in its sole discretion. Landlord shall have no obligation to install dedicated circuits or other special circuitry or writing. Landlord shall have the right to install an electric current meter in the Premises to measure the amount of electric current consumed on the Premises. The cost of such meter, special conduits, wiring and panels needed in connection therewith and the installation, maintenance and repair thereof shall be paid for by Tenant, and Tenant shall pay Landlord promptly upon demand for all such costs, in addition to the costs of excess electric current as shown by such meter.

            (c) Tenant waives all claims against Landlord for losses due to theft or burglary, or for damages done by unauthorized persons in the Building. Landlord shall provide passenger elevator service in the Building at all times determined by Landlord, in its sole discretion.

            (d) Provide janitorial service, subject to access being granted to the person or persons employed or retained by Landlord to perform such work. Landlord shall not be required to provide janitorial services for portions of the Premises used for preparing or consuming food or beverages, for storage, as a mailroom, or for a lavatory (other than the Common Area lavatory rooms). Any extermination services required in the Premises shall be provided by Landlord at Tenant's cost.

            (e) Provide such security service as Landlord deems reasonably necessary including, without limitation, at Landlord's election, establishment of a card key access system.

     13.2.  Supplementary Services. Tenant shall pay Landlord, at the charges
            ----------------------
established by Landlord from time to time, for all supplementary services provided by Landlord or its agents to Tenant, which charges shall be payable by Tenant upon demand by Landlord.

     13.3.  Modification of Services. Landlord reserves the right, at any time
            ------------------------
and from time to time during the term, to modify, delete from or add to all or any of the services provided to Tenant.

     13.4.  Interruption of Access, Use or Services. Landlord shall not be
            ---------------------------------------
liable for any failure to provide access to the Premises, to assure the beneficial use of the Premises or to furnish any services or utilities. If any governmental entity promulgates or revises any statute, ordinance or building, fire or other code, or imposes mandatory or voluntary controls or guidelines on Landlord or the Building or any part thereof, relating to the use or conservation of energy, water, gas, steam, light or electricity or the provision of any other utility or service provided with respect to this Lease, or if Landlord is required or elects to make alterations to the Building in order to comply with such mandatory or voluntary controls or guidelines, Landlord may, in its sole discretion, comply with such mandatory or voluntary controls or guidelines, or make such alterations to the Building. Neither such compliance nor the making of such alterations shall in any event entitle Tenant to any damages, relieve Tenant of the obligation to pay any of the sums due hereunder, or constitute or be construed as a constructive or other eviction of Tenant.

     13.5.  Telecommunications. Tenant shall not alter, modify, add to or
            ------------------
disturb any telecommunications wiring or cabling in the Premises or elsewhere in the

Building without Landlord's prior written consent. Landlord shall provide and maintain, at no expense to Tenant (other than as an item of Operating Expenses), telephone riser space in the Building core adequate to accommodate the telecommunications needs of a general office tenant, and lines and conduit in Building risers or pathways that provide a continuous connection of intrabuilding telecommunications cabling from a telephone closet located on the floor of the Premises ("Tenant's Telephone Closet") to the main telephone closet located in the ground or basement level floors of the Building. Subject to such reasonable rules and regulations as may be adopted by Landlord for uniform application to all tenants in the Building, Landlord shall permit Tenant reasonable access to Tenant's Telephone Closet and the Building's intrabuilding telecommunications cabling for the purposes permitted hereunder and agrees that Tenant may install, remove and maintain in the Premises such voice and data telecommunications equipment as is generally utilized by office tenants and, in connection therewith, to connect the same to the distribution frames located in Tenant's Telephone Closet. Tenant shall be liable to Landlord for any damage to the telecommunications cabling and wiring in the Building due to the act (negligent or otherwise) of Tenant or any employee, agent or contractor of Tenant. Landlord makes no representation to Tenant regarding the condition, security, availability or suitability for Tenant's purposes of existing intrabuilding network cabling or any telecommunications services presently located within the Building, and Tenant hereby waives any claim against Landlord for any damages if Tenant's telecommunications services are in any way interrupted, damaged or otherwise interfered with, except to the extent caused by the gross negligence or willful or criminal misconduct of Landlord, its agents or employees, provided that in no event shall any such interruption, damage or interference entitle Tenant to any consequential damages (including damages for loss of business) or relieve Tenant of any of its obligations under this Lease. Tenant shall maintain and repair all telecommunications cabling and wiring within or exclusively serving the Premises. Landlord reserves the right to limit the number of local exchange carriers and competitive alternative telecommunications providers (collectively "TSPs") having access to the Building's riser system and infrastructure, and Landlord reserves the right to charge TSPs for the use of Landlord's telecommunications riser system and infrastructure; provided, however, in all cases, Landlord will provide Building and riser access to at least one TSP for dial tone telecommunications service to tenants of the Building.

                          14.  RULES AND REGULATIONS

     14.1.  Rules and Regulations. Tenant shall faithfully observe and comply
            ---------------------
with the Rules and Regulations of the Building now in effect, a copy of which is attached hereto as Exhibit "C" and, after notice thereof, all reasonable modifications thereof and additions thereto from time to time promulgated in writing by Landlord, all of which are hereby incorporated herein by this reference. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building of any of the Rules and Regulations.

                               15.  HOLDING OVER

     15.1.  Holding Over. If Tenant remains in possession after the expiration
            ------------
or sooner termination of this Lease without Landlord's consent (which Landlord may withhold in its sole and absolute discretion), the monthly Base Rent shall be two (2) times the monthly Base Rent and all additional rent payable for the last months of the Term. Tenant shall indemnify Landlord and Landlord's Agent against any and all claims, losses and liability for damages resulting from failure to surrender possession, including, without limitation, any claims made by any succeeding tenant.

                            16.  ENTRY BY LANDLORD

     16.1.  Entry by Landlord. Landlord reserves, and shall at all times have,
            -----------------
the right to enter the Premises at all times for any purpose. Landlord's entry shall not be deemed an actual or constructive eviction of Tenant, shall not result in any liability of Landlord to Tenant, and shall not entitle Tenant to any reduction of Base Rent.

                          17.  DAMAGE AND DESTRUCTION

     17.1.  Damage and Destruction.
            ----------------------

            (a) In the event of a partial destruction of the Premises during the Term from any cause, Landlord shall forthwith repair the same (except as otherwise provided in this Paragraph 15 as to a casualty occurring during the last twelve (12) months of the Term), provided such repairs can be made within ninety (90) days under the laws and regulations of State, county, federal or municipal authorities, but such partial destruction shall not annul or void this Lease, except that Tenant shall be entitled to a proportional abatement in rent while such repairs are being made, such proportionate abatement to be based upon the amount of square footage in the Premises damaged and the length of time said area is not either actually being used by Tenant for business purposes or is not in a condition habitable for general office use. If such repairs cannot be made within ninety (90) days of such casualty, or if the casualty occurs during the last twelve (12) months of the Term and would result in any rent abatement for a period greater than thirty (30) days, Landlord may, at its option, elect to make such repairs within a reasonable time, this Lease continuing in full force and effect and the rent to be proportionately abated as provided hereinabove. In the event that Landlord does not so elect to make such repairs which cannot be made in ninety (90) days or which results from a casualty occurring during the last twelve months of the term, within a reasonable time following the casualty (but in no event not less than sixty days), this Lease may be terminated at the option of either party. In respect to any partial destruction which Landlord is obligated to repair or may elect to repair under the terms of this Paragraph, Tenant waives the provisions of California Civil Code Sections 1932(2) and 1933(4). In the event that any portion of the Building other than the Premises is destroyed to the extent of twenty percent (20%) or more of the replacement cost of the Building, Landlord may elect to terminate this Lease, whether the Premises be injured or not. A total destruction of the Building shall terminate this Lease.

            (b) If the Premises are to be repaired or restored by Landlord under this Section 17.1, Landlord shall repair or restore, at Landlord's cost, the Premises itself and any and all permanently affixed improvements in the Premises constructed or provided by Landlord as of the commencement of the Term, together with any permanently affixed Alterations approved by Landlord (unless at the time of construction Landlord informs Tenant that Tenant will be required to remove the same at the end of the Term). In no event shall Landlord repair, replace or restore any of Tenant's Property.

                            18.  DEFAULT BY TENANT

     18.1.  Event of Default. The occurrence of any one or more of the following
            ----------------
events shall constitute a default and breach of this Lease by Tenant (collectively, an "Event of Default"):

            (a) Failure of Tenant to pay any installment of Base Rent or Additional Charges when and as the same becomes due and payable.

            (b) any assignment or subletting in violation of the terms of this Lease;

            (c) the taking of any action leading to, or the actual dissolution or liquidation of Tenant, if Tenant is other than an individual;

            (d) Failure by Tenant to observe or perform any of the provisions of this Lease to be observed or performed by Tenant (other than as provided in subparagraph (a) and (b) above), where such failure shall continue for more than ten (10) days after notice thereof from Landlord, and Tenant shall not within such period commence with due diligence and dispatch the curing of such default, or, having so commenced, thereafter shall fail or neglect to prosecute or complete with due diligence the curing of such default.

                 19.  LANDLORD'S REMEDIES ON DEFAULT BY TENANT

     19.1.  Remedies. Upon the occurrence of any Event of Default, Landlord may
            --------
at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such Event of Default and in addition to any other right or remedy Landlord may have at law or in equity.

            (a) Terminate this Lease and recover damages as provided by law, including California Civil Code Section 1951.2, and including, but not limited to, recovery of the worth at the time of award of the amount by which the unpaid Base Rent for the balance of the Term after the time of award exceeds the amount of rental loss for the same period that the Tenant proves could have been reasonably avoided, as computed pursuant to subsection (b) of Section 1951.2;

            (b) continue this Lease in effect and to enforce all of its rights and remedies under this Lease, as provided by California Civil Code Section 1951.4, as amended from time to time, including the right to recover Base Rent as it becomes due, for so long as Landlord does not terminate Tenant's right to possession. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver upon Landlord's initiative to protect its interest under this Lease shall not constitute a termination of Tenant's right to possession;

            (c) Enter the Premises and remove therefrom all persons and property, store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, and sell such property and apply the proceeds therefrom pursuant to applicable California law, all as attorney-in-fact for Tenant; and

            (d) Take all steps necessary or appropriate to have a receiver appointed for Tenant, upon application by Landlord, to take possession of the Premises and to apply any rental collected from the Premises and to exercise all other rights and remedies granted to Landlord as attorney-in-fact for Tenant pursuant to Section 19.1(c).

     19.2.  Waiver of Redemption. Tenant hereby waives, for itself and all
            --------------------
persons claiming by and under Tenant, all rights and privileges which it might have under California Code of Civil Procedure Section 1174 and any present or future law to redeem the Premises or to continue the Lease after being disposed or ejected from the Premises.

                              20.  EMINENT DOMAIN

     20.1.  General. If all or part of the Building or Premises is condemned or
            -------
taken in any manner for public or quasi-public use, including, without limitation, as a conveyance or assignment in lieu of a condemnation or taking, this Lease shall automatically terminate as of the earlier of the date of the vesting of title or the date of dispossession of Tenant as a result of such condemnation or other taking.

     20.2.  Award. Landlord shall be entitled to the entire award in any
            -----
condemnation proceeding or other proceeding for taking for public or quasi-public use.

                           21.  ESTOPPEL CERTIFICATE

     21.1. Estoppel. At any time and from time to time but on not less than five (5) days prior notice by Landlord, Tenant shall promptly execute, acknowledge and deliver to Landlord, and, at Landlord's request, to any prospective purchaser, ground lessor, or mortgagee, an estoppel certificate in the form required by Landlord.

                                   22.  SALE

     22.1. If Landlord sells or conveys the Building containing the Premises and the successor-in-interest of Landlord assumes the terms, covenants and conditions of this Lease, Landlord shall be released thereby from any liability arising after the date of such transfer upon any of said terms, covenants and conditions, and Tenant agrees to look solely to such successor-in-interest of Landlord.

                                 23.  BROKERS

     23.1.  Brokers. Tenant warrants that it has had no dealings with any real
            -------
estate broker or agent in connection with the negotiation of this Lease excepting only the broker specified in the Basic Lease Information, and Tenant knows of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Tenant shall indemnify Landlord and hold Landlord harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including reasonable attorney's fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of Tenant's dealings with any real estate broker or agent other than as specified in the Basic Lease Information.

                         24.  FUTURE CONSTRUCTION WORK

     24.1  Future Construction Work. Landlord reserves the right (without the
           ------------------------
prior consent of Tenant) to make additions to, and/or expand the size of, the Building, including, without limitation, adding floors to, and/or adding floor area to one or more existing floors of, the Building, and to undertake major structural and seismic improvement projects in the Building. Such construction activity may result in columns, beams and other structural components being placed in the Premises to accommodate the construction work and/or the permanent additions and/or expansions to be constructed. Any such construction activity is entirely discretionary with Landlord, and Tenant agrees that no representation, express or implied, with respect to the future condition of the Building or any improvements thereto have been made to Tenant by Landlord or any Landlord representative. Tenant hereby waives any and all rights or claims of any kind for rent offsets or of constructive eviction, nuisance or interference with enjoyment which may arise in connection with, or result from, such construction activities; provided, however, Landlord shall use commercially reasonable efforts to minimize disruption to Tenant's business caused by such construction activities. Notwithstanding anything in this Lease to the contrary, if Landlord determines that any of the foregoing construction activity or activities will result in a material interference with or disruption to Tenant's business in the Premises, landlord, upon thirty (30) days' prior written notice to Tenant that Landlord intends to commence such construction activity, may terminate this Lease, without liability to Tenant. If this Lease is not terminated as hereinabove provided, Landlord agrees to remeasure the Premises following the completion of the improvements and to adjust Tenant's rental obligations hereunder based on the new square footage of the Premises, as determined by Landlord.

                            25.  GENERAL PROVISIONS

     25.1.  Waiver. The waiver by Landlord of Tenant's failure to perform or
            ------
observe any provision of this Lease shall not be deemed a continuing waiver of such provision or a waiver of any subsequent failure of Tenant to perform or observe the same or any other such provision, and no custom or practice which may develop between the parties during the Term shall be deemed a waiver of, or in any way affect, the right of Landlord to insist upon performance and observance by the other party in strict accordance with the terms of the Lease. The subsequent acceptance of Base Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding failure of Tenant to perform or observe any provision of this Lease, other than the failure of Tenant to pay the particular Base Rent so accepted, irrespective of any knowledge on the part of Landlord of such preceding failure at the time of acceptance of such Base Rent.

     25.2.  Notices. All notices and demands which may or are required to be
            -------
given by either party to the other hereunder shall be in writing and shall be deemed to have been fully given when (a) delivered personally, (b) deposited in the United States mail, certified or registered, postage prepaid, or (c) delivered to a reputable and reliable courier, or (d) transmitted by facsimile machine (provided receipt of such facsimile is acknowledged by the addressee) and, in any event, addressed as follows: prior to the date on which Tenant accepts possession of the Premise, at Tenant's address prior to occupancy set out in the Basic Lease Information, and thereafter to Tenant at the Premises or the address for Tenant set out in the Basic Lease Information, or to such other place as Tenant may from time to time designate in a notice to Landlord; and to Landlord at the address specified in the Basic Lease Information, or to such other place as Landlord may from time to time designate in a notice to Tenant. Tenant hereby appoints as its agent to receive the service of all dispossessory or distraint proceedings and notices thereunder the person in charge of or occupying the Premises at the time, and if no person shall be in charge of or occupying the same, then such service may be made by attaching the same to the main entrance of the Premises.

     25.3.  Time. Time is of the essence of this Lease and all of its provisions
            ----
except with respect to the delivery of possession of the Premises at the commencement of the Term.

     25.4.  Successors and Assigns. The terms, covenants and conditions
            ----------------------
contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and, except as otherwise provided herein, their respective personal representatives and successors and assigns.

     25.5.  Authority. If Tenant is a corporation or limited liability company,
            ---------
Tenant and each person executing this Lease on behalf of Tenant represents and warrants to Landlord that (a) Tenant is duly incorporated or formed, as the case may be and validly existing under the laws of its state of incorporation or formation, (b) Tenant is qualified to do business in California, (c) Tenant has the full right, power and authority to enter into this Lease and to perform all of Tenant's obligations hereunder, and (d) each person signing this Lease on behalf of the corporation or company is duly and validly authorized to do so. If Tenant is a partnership (whether a general or limited partnership), each person executing this Lease on behalf of Tenant represents and warrants to Landlord that (i) he/she is a general partner of Tenant, (ii) he/she is duly authorized to execute and deliver this Lease on behalf of Tenant, (iii) this Lease is binding on Tenant (and each general partner of Tenant) in accordance with its terms, and (iv) each general partner of Tenant is personally liable for the obligations of Tenant under this Lease.

     25.6.  Prior Agreements. This Lease contains all of the agreements of the
            ----------------
Landlord and Tenant with respect to any matter recovered or mentioned in this Lease, and no prior agreements or understandings pertaining to any such matters shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing, signed by the parties or their respective successors in interest. Tenant acknowledges that in executing and delivering this Lease, Tenant is not relying on any verbal or written understanding, promise or representation outside the scope of this Lease and not described or referred to herein.

     25.7.  Attorneys' Fees. In any action or proceeding brought by either party
            ---------------
against the other under this Lease, the prevailing party shall be entitled to recover all costs and expenses including its attorneys' fees in such action or proceeding (whether at the administrative, trial or appellate levels) in such amount as the court or administrative body may adjudge reasonable. The prevailing party shall be determined by the court based upon an assessment of which party's major arguments made or positions taken in the proceedings could fairly be said to have prevailed over the other party's major arguments or positions on major disputed issues in the court's or arbitrator's decision. If Landlord is named as a defendant in any suit brought against Tenant in connection with or in any way arising out of this Lease or Tenant's use or occupancy of the Premises, Tenant shall pay Landlord's costs and expenses, including, without limitation, reasonable attorneys' fees, incurred in such suit or action.

          25.8.  Subordination; Attornment. This Lease shall be subject and
                 -------------------------
subordinated at all times to: (i) all ground or underlying leases which may hereafter be executed affecting the Building, and (ii) the lien of all mortgages and deeds of trust in any amount or amounts whatsoever now or hereafter placed on or against the Building, on or against Landlord's interest or estate therein, and on or against all such ground or underlying leases, all without the necessity of having further instruments executed on the part of Tenant to effectuate such subordination. In the event any mortgage or deed of trust to which this Lease is subordinate is foreclosed or a deed in lieu of foreclosure is given to the mortgagee or beneficiary, Tenant shall attorn to the purchaser at the foreclosure sale or to the grantee under the deed in lieu of foreclosure. In the event of termination of any ground lease to which this Lease is subordinate, Tenant shall attorn to the ground lessor. Tenant agrees to execute any documents, in form and substance reasonably acceptable to Tenant, required to effectuate the subordination, to make this Lease prior to the lien of any mortgage or deed of trust or ground lease, or to evidence the attornment.

          25.9.  Separability. Any provision of this Lease which shall prove to
                 ------------
be invalid, void, illegal or unenforceable shall in no way affect, impair or invalidate any other provisions of this Lease, and such other provisions and this Lease shall remain in full force and effect.

          25.10. No Merger. The voluntary or other surrender of this Lease by
                 ---------
Tenant, or a mutual cancellation of this Lease, shall not constitute a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all such subleases or subtenancies.

          25.11. Landlord's Fees. Whenever Tenant requests Landlord to take any
                 ---------------
action or give any consent required or permitted under this Lease, Tenant shall reimburse Landlord for all of Landlord's reasonable costs incurred in reviewing the proposed action or consent, including, without limitation, reasonable attorneys', engineers' or architects' fees within ten (10) days after Landlord's delivery to Tenant of a statement of such costs. Tenant shall be obligated to make such reimbursement without regard to whether Landlord consents to any such proposal action.

          IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in multiple originals on the dates set forth below and this Lease shall be effective as of the latter of such dates.


                                   LANDLORD:
                                   1301 EVANS STREET ASSOCIATES, LLC
                                   a California limited liability company

                                   By: Peter Sullivan Associates, Inc.
                                       General Manager

                                       By: /s/ Peter Sullivan
                                          ------------------------
                                           Peter Sullivan
                                           President
                                   Date:   January 5, 1999
                                        --------------------------

                                   TENANT: OBJECT PRODUCTS, INC.


                                   By:   /s/ William W. Shaw, III
                                      ----------------------------
                                   Its:  President
                                       ---------------------------
                                   Date: January 5, 1999
                                        --------------------------

                                   EXHIBIT A

                                  FLOOR PLANS

                                   EXHIBIT B


                             RULES AND REGULATIONS

          1. The sidewalks, halls, passages, exits and entrances of the Building shall not be obstructed by Tenant or used by it for any purpose other than for ingress to and egress from the Premises. The halls, passages, exits, entrances, elevators, shopping malls, escalators and stairways are not for the use of the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. Tenant shall not go upon the roof of the Building, except in areas that Landlord may designate as "common areas" from time to time.

          2. The Premises shall not be used for loading or sleeping, and unless ancillary to a restaurant or other food service use specifically authorized in Tenant's lease, no cooking shall be done or permitted by Tenant on the Premises, except that the preparation of coffee, tea, hot chocolate and similar items for Tenant and its employees shall be permitted.

          3. All janitorial work for the Premises shall be paid for by the landlord. Any person or persons employed by Tenant to do janitorial work shall be subject to and under the control and direction of the Building Superintendent while in the Building and outside the Premises.

          4. Landlord will furnish Tenant with two (2) keys to the Premises, free of charge. No additional locking devises shall be installed without the prior written consent of Landlord. Landlord may make reasonable charge for any additional lock or any bolt installed on any door of the Premises without the prior consent of Landlord. Tenant shall in each case furnish Landlord with a key for any such lock. Tenant, upon the termination of its tenancy, shall deliver to Landlord all keys to doors in the Building and the Premises that shall have been furnished to Tenant.

          5. The freight elevator shall be available for use by Tenant, subject to such reasonable scheduling as Landlord shall deem appropriate. The persons employed by tenant to move equipment or other items in or out of the Building, must be acceptable to Landlord. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, supplies, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary to properly distribute the weight of such objects. Landlord will not be responsible for loss or damage to any such property from any cause, and all damage done to the Building by moving or maintaining Tenant's property shall be repaired at the expense of Tenant.

          6. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or flammable or combustible fluid or materials or use any method of heating or air-conditioning other than that supplied by Landlord. Tenant shall not use, keep or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business in the Building.

          7. In the case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right to prevent access to the Building during the continuance of same by such action as Landlord may deem appropriate, including closing entrances to the Building.

          8. Tenant shall see that the doors of the Premises are closed and securely locked at such time as Tenant's employees leave the Premises.

          9. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, no foreign substance of any kind whatsoever shall be deposited therein, and any damage resulting to same from Tenant's misuse shall be paid for by Tenant.

          10. Except with the prior consent of Landlord, Tenant shall not sell, or permit the sale from the Premises of, or use or permit the use of any sidewalk or mall area adjacent to the Premises for the sale of, newspaper, magazines, periodicals, theatre tickets or any other goods, merchandise or service, nor shall Tenant carry on, or permit or allow any employee or other person to carry on, business in or from the Premises for the service or accommodation of occupants of any other portion of the Building, nor shall the Premises be used for manufacturing of any kind, or for any business or activity other than that specifically provided for in Tenant's lease.

          11. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building.

          12. Tenant shall not use in any space, or in the common areas of the Building, any handtrucks except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. No other vehicles of any kind shall be brought by Tenant into the Building or kept in or about the Premises.

          13. Tenant shall store all its trash and garbage within the Premises until daily removal of same by Tenant to such location in the Building as may be designated from time to time by Landlord. No material shall be placed in the Building trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the City of San Francisco without being in violation of any law or ordinance governing such disposal.

          14. All loading and unloading of merchandise, supplies, materials, garbage and refuse and delivery of same to the Premises shall be made only during the time between 8:00 a.m. and 11:00 a.m. and only through such entryways and elevators as Landlord shall designate.

          15. Canvassing, soliciting, peddling or distribution of handbills or any other written material in the Building is prohibited and Tenant shall cooperate to prevent same.

          16. Tenant shall not permit the use of the operation of any coin operated machines on the Premises, including, without limitation, vending machines, video games, pinball machines, or pay telephones without the prior written consent of Landlord.

          17. Landlord may direct the use of all pest extermination and scavenger contractors at such intervals as Landlord may require.

          18. Tenant shall immediately, upon request from Landlord (which request need not be in writing), reduce its lighting in the Premises for temporary periods designated by Landlord, when required in Landlord's judgment to prevent overloads of the mechanical or electrical systems of the Building.

          19. Landlord established the hours of 7:00 a.m. to 6:00 p.m., Monday through Friday, except generally recognized holidays ("business days"), as reasonable and usual business hours for purposes of this Lease. Janitorial services are provided between the hours of 6:00 p.m. and midnight on business days.

          20. Landlord reserves the right to select the name of the Building and to make such change or changes of name as it may deem appropriate from time to time, and Tenant shall not refer to the Building by any name other than: (i) the names as selected by Landlord (as may be changed form time to time), or (ii) the postal address, approved by the United States Post Office. Tenant shall not use the name of the Building in any respect other than as an address of its operation in the Building without the prior written consent of Landlord.

          21. The requirements of Tenant will be attended to only upon application by telephone or in person at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

          22. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of these Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

          23. Wherever the word "Tenant" occurs in these Rules and Regulations, it is understood and agreed that it shall mean Tenant's associates, agents, clerks, employees and visitors. Wherever the word "Landlord" occurs in these Rules and Regulations, it is understood and agreed that it shall mean Landlord's assigns, agents, clerks, employees and visitors.

          24. These Rules and Regulations are in addition to, and shall not be construed in any way to modify, alter or amend, in whole or part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

          25. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building, and for the preservation of good order therein.

          26. Tenant shall not affix or maintain upon the glass panes and supports of the show windows (and within twenty-four (24) inches of any window), doors and the exterior walls of the Premises, or any place within the Premises, any signs, advertising placards, names, insignia, trademarks, descriptive material or any other such like item or items, and Landlord shall have the right, without giving prior notice to Tenant and without any liability for damage to the Premises reasonably caused thereby, to remove any of the same from the Premises, except such as shall have first received written approval of Landlord as to size, type, color, location, copy, nature and display qualities. Anything to the contrary in this Lease notwithstanding Tenant shall not affix any sign to the roof of the Premises.

          27. No awning or other projections shall be attached to the outside walls of the Premises or the building.

          28. No auction, fire, bankruptcy or selling-out sales, except those which are lawful and bona fide, shall be conducted on or about the Premises without the prior written consent of Landlord.

          29. The outside areas immediately adjoining the Premises shall be kept clear at all times by Tenant, and Tenant shall not place nor permit any obstructions, garbage, refuse, merchandise or displays in such areas.

          30. Tenant shall not carry on any trade or occupation or operate any instrument or apparatus or equipment which emits an odor or causes a noise discernible outside of the Premises or which may be deemed offensive in nature.

          31. Tenant shall not place or maintain any temporary fixture or fixtures (including portable trade fixtures, displays or folding tables) for the display of merchandise within three (3) feet of any entrance to the Premises without the written consent of Landlord, and in no event shall a merchandise display extend beyond the frontage line of the Premises. This shall not preclude the use of permanent fixed merchandise displays within the Premises provided such permanent displays do not in any manner block the entrance to the Premises.

          32.  In connection with any use of the common areas, no person shall:

          (i) Vend, peddle or solicit orders for sale or distribution of any merchandise, device, service, periodical, book, pamphlet or other matter whatsoever;

          (ii) Exhibit any sign, placard, banner, notice or other written material;

          (iii) Distribute any circular, booklet, handbill, placard or other material;

          (iv) Solicit membership in any organization, group or association or contribution for any purpose;

          (v) Parade, patrol, picket, demonstrate or engage in any conduct that might tend to interfere with or impede the use of any of the common areas by any customer, business invitee or employee, create a disturbance, attract attention or harass, annoy, disparage or be detrimental to the interest of any of the retail establishments within the Building;

          (vi) Use any common areas for any purpose when none of the retail establishments within the Building is open for business or employment;

          (vii) Use any soundmaking device (including sound trucks) of any kind or create or produce in any manner noise or sound that is annoying, unpleasant or distasteful to customers, business invitees or employees situated within the Building;

          (viii) Deface, damage or demolish any sign, light, standard or fixture, landscaping material or other improvement within the Building or the property of customers, business invitees, or employees situated within the Building; or

          (ix)    Panhandle, beg or solicit funds.

          Landlord shall, for the enforcement of the covenants, conditions and agreements now or hereafter made a part of this Exhibit "C" have all remedies in this Lease provided for breach of the provisions hereof. Tenant shall not incur a charge nor shall the lease be terminated with respect to the first three (3) violations of the Rules and Regulations occurring during any twelve (12) consecutive month period provided each violation is remedied within twenty-four
(24) hours of receipt of notice from Landlord. With regard to the fourth and any subsequent violations of the Rules and Regulations occurring during any twelve
(12) consecutive month period Tenant shall pay Landlord an additional rental, in addition to and not in lieu of Landlord's other remedies, upon demand One Hundred Dollars ($100,00) per violation.